Registration No. 333-123209

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GMX RESOURCES INC.
(Exact Name of Registrant as specified in its charters)

Oklahoma	73-1534474
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(405) 600-0711
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
James A. Merrill
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(405) 600-0711
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael M. Stewart
Crowe & Dunlevy
20 North Broadway, Suite 1800
Oklahoma City, Oklahoma 73102-8273
(405) 235-7700
Approximate date of commencement of proposed sale to the public: No longer applicable because the securities are being removed from registration.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.
DEREGISTRATION OF SECURITIES
     GMX Resources Inc., an Oklahoma corporation (“GMX” or the “Registrant”), filed a Registration Statement on Form S-3 (Registration No. 333-123209) (the “Registration Statement”), registering 1,107,215 shares of its common stock, par value $.001 per share, to be purchased on the exercise of GMX Class A Warrants. The Securities Exchange Commission declared the Registration Statement effective on March 9, 2005.
     In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement and pursuant to Item 512(a)(3) of Regulation S-K, and pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, GMX files this post-effective amendment to remove from registration all of the shares which remain unsold under the Registration Statement as of the date hereof. GMX is deregistering all unsold shares because unexercised GMX Class A Warrants expired by their own terms on February 13, 2006.
     Accordingly, GMX files this Post-Effective Amendment No. 1 to the Registration Statement to deregister 27,122 shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement (Registration No. 333-123209) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on February 29, 2008.

GMX RESOURCES INC.
By:	/s/ James A. Merrill
James A. Merrill
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of this 29th day of February, 2008.

Name	Position

/s/ Ken L. Kenworthy, Jr. Ken L. Kenworthy, Jr.	Director, President and Chief Executive Officer (principal executive officer)

/s/ James A. Merrill James A. Merrill	Chief Financial Officer (principal financial officer)

/s/ Ken L. Kenworthy, Sr. Ken L. Kenworthy, Sr.	Director

/s/ Steven Craig Steven Craig	Director

/s/ T. J. Boismier T.J. Boismier	Director

/s/ Jon W. McHugh Jon W. McHugh	Director

2